Exhibit 99.45

BHN Spectrum Investments, LLC
5000 Campuswood Drive
E. Syracuse, NY 13057

October 11, 2012

Clearwire Communications LLC
Clearwire Corporation
1475 120 Avenue NE
Bellevue, Washington 98005
Attn: Vice President Corporate Development
General Counsel
Chief Executive Officer
Facsimile No:  (425) 216-7776

Exchange Notice

Ladies and Gentleman:

Reference is made to the Restated Certificate of Incorporation of Clearwire Corporation, dated as of November 28, 2008, as amended (the “Charter”), and to the Amended and Restated Operating Agreement (the “Operating Agreement”) of Clearwire Communications LLC (the “Company”), dated as of November 28, 2008, by and among BHN Spectrum Investments, LLC (“BHN”) and certain other members of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Charter or the Operating Agreement, as applicable.

Pursuant to Section 7.9(c) of the Operating Agreement, BHN hereby notifies you that it desires to exchange 8,474,440 Class B Common Units, respectively, and a corresponding number of shares of the Class B Common Stock for an equal number of shares of Class A Common Stock under section 5.1 of the Charter and Section 7.9(a) of the Operating Agreement (the “Exchange”). The Exchange is to be completed on October 18, 2012 (the “Exchange Date”). On the Exchange Date, 8,474,440 shares of Class A Common Stock will be issued in book-entry form to BHN.

Pursuant to Section 7. 9(c) of the Operating Agreement, enclosed herewith is an instrument of transfer, duly executed by BHN, in respect of the Class B Common Units and shares of Class B Common Stock subject to the Exchange. The stock certificates representing BHN’s 8,474,440 shares of Class B Common Stock are being delivered to you via overnight courier and copies thereof are attached hereto.

Very truly yours,
BHN Spectrum Investments, LLC
By: /s/ Leo Cloutier
Name: Leo Cloutier
Title: Senior Vice President

Copy to:
Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attention:  Andrew P. Kransdorf
Facsimile  No: (212) 381-7201

[Signature page to BHN Spectrum Investments, LLC Exchange Notice]